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                                                                       EXHIBIT 5

GOODMAN WEISS MILLER LLP
100 ERIEVIEW PLAZA. 27TH FLOOR
CLEVELAND, OHIO 44114-1824

                                                        TELEPHONE: (216)696-3366
                                                              FAX: (216)383-5835


                                December 3, 1999




Aironet Wireless Communications, Inc.
3875 Embassy Parkway
Akron, OH  44333

Re: Registration Statement on Form S-8 for Common Stock (the "Shares") Issuable Pursuant to the Amended and Restated Aironet Wireless Communications, Inc. 1996 Stock Option Plan (as amended)

Ladies and Gentlemen:

         This opinion is furnished to you in connection with a Registration Statement on Form S-8 (the "Registration Statement") by Aironet Wireless Communications, Inc. a Delaware corporation (the "Company"), to be filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act"), for the registration of 1,644,834 shares of Common Stock of the Company, par value $.01 per share, issuable pursuant to the Company's Amended and Restated Aironet Wireless Communications, Inc. 1996 Stock Option Plan (as amended, the "Plan").

         We, in our capacity as its general counsel, have assisted the Company in its preparation of the Registration Statement. In connection therewith, we have only examined and relied upon (i) the Plan; (ii) the Registration Statement; and (iii) the Amended and Restated Certificate of Incorporation and Second Amended and Restated Bylaws of the Company (together, the "Charter Documents") and the other exhibits to the Registration Statement.

         In our examination of the foregoing documents, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as copies, the authenticity of the originals of such latter documents and the legal competence of all individuals who signed such documents.

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GOODMAN WEISS MILLER LLP


Aironet Wireless Communications, Inc.
December 3, 1999
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         Members of our firm are admitted to the Bar of the State of Ohio, and we express no opinion regarding the laws of any jurisdiction other than the State of Ohio, the Delaware General Corporation Law and the federal laws of the United States of America.

         Based upon and subject to the foregoing, and further (i) subject to (a) the effectiveness of the Registration Statement; (b) compliance with the document delivery and updating requirements of Part I of Form S-8 and of Rule 428(b), both of which are promulgated under the Act; (c) compliance with applicable state securities laws; and (d) payment of the purchase price as is required to be paid with respect to the Shares issuable pursuant to the Plan, and (ii) provided that the Charter Documents and all applicable laws, rules and regulations then in effect are the same as the Charter Documents, laws, rules and regulations as are in effect as of the date hereof, we are of the opinion that the Shares which have been or may be issued under and in accordance with the Plan will, when issued and paid for, be validly issued, fully paid and nonassessable under the Delaware General Corporation Law under which the Company is incorporated.

         By your acceptance of this opinion, you acknowledge that this opinion is to and shall be used only in connection with the offer and sale of the shares under the Plan while the Registration Statement is in effect.

         We are opining only as to the matters expressly set forth herein, and no opinion is rendered or should be inferred as to any other matters. Our opinion is an expression of professional judgment only and is not a guaranty of result. This opinion is based upon currently existing statutes, rules, regulations and judicial decisions, and we do not undertake or acknowledge any obligation to advise you of any change in any of these sources of law or subsequent legal or factual developments which might affect our opinion expressed herein.

         We hereby consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement.

                                                    Very truly yours,

                                                    /s/ Goodman Weiss Miller LLP

                                                    GOODMAN WEISS MILLER LLP